HZO, INC.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of September 25, 2009 (the “Closing Date”), is executed by hZo, Inc., a Delaware corporation, (together with its successors and assigns, “Debtor”), in favor of Collateral Agent (as defined below) on behalf of the Secured Parties listed on the signature pages hereof (the “Secured Parties”).

RECITALS

A.           Debtor has executed secured convertible promissory notes in favor of the Secured Parties, (as amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”).

B.           In order to induce each Secured Party to extend the credit evidenced by the Notes, Debtor has agreed to enter into this Security Agreement and to grant Collateral Agent, for the benefit of itself and the Secured Parties, the security interest in the Collateral (as defined below) described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Collateral Agent and the Secured Parties as follows:

1. Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Collateral Agent and the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and this Security Agreement, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Debtor hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Collateral Agent in its capacity as such arising under this Security Agreement; (e) Liens securing obligations under a capital lease if such Liens do not extend to property other than the property leased under such capital lease; and (f) Liens upon any equipment acquired or held by Debtor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto.

“UCC” means the Uniform Commercial Code as in effect in the State of Utah from time to time.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest.  As security for the Obligations, Debtor hereby pledges to Collateral Agent and grants to Collateral Agent a security interest in all right, title and interests of Debtor in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).  Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include (a) any equipment and accessions, replacements and proceeds thereof, leased from or financed by third parties to the extent the contracts evidencing such lease or financing prohibit the granting by Debtor of any security interest therein and (b) any property, rights or licenses to the extent the granting of a security interest therein would be contrary to applicable law.

3. General Representations and Warranties.  Debtor represents and warrants to Collateral Agent and the Secured Parties that (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the office of the Secretary of State of the State of Delaware, Collateral Agent has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a first priority perfected security interest in the Collateral, except for Permitted Liens; (c) all inventory has been (or, in the case of hereafter produced inventory, will be) produced in compliance with applicable laws; and (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same.

4. Covenants Relating to Collateral.  Debtor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent therein, and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) not to otherwise encumber the Collateral, except for Permitted Liens; and (e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly to Collateral Agent all originals of Collateral consisting of instruments.

5. Authorized Action by Collateral Agent.  Debtor hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Debtor relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (c) prior to the occurrence of an Event of Default (as defined in the Notes) and shall only exercise such powers during the continuance of an Event of Default.

6. Default and Remedies.

(a) Default.  Debtor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b) Remedies.  Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Debtor to assemble the Collateral and make it available to Collateral Agent and the Secured Parties at a place to be designated by Collateral Agent and the Secured Parties; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Secured Parties deem appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by Debtor.  Debtor hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable.  In furtherance of Collateral Agent’s rights hereunder, Debtor hereby grants to Collateral Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by Collateral Agent, but only in connection with the exercise of remedies hereunder) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

7. Collateral Agent.

(a) Appointment.  The Secured Parties hereby appoint ZAGG, Inc. as collateral agent for the Secured Parties under this Security Agreement (in such capacity, the “Collateral Agent”) to serve from the date hereof until the termination of the Security Agreement, provided that ZAGG, Inc. may resign upon five (5) days written notice to the Company and the Secured Parties, whereupon the holders of a majority in interest of the Notes shall promptly appoint a substitute collateral agent by written notice to the Company and the Secured Parties.

(b) Powers and Duties of Collateral Agent, Indemnity by Secured Parties.

(i) Each Secured Party hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the holders of at least a majority in interest of the Notes in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii) Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Secured Party or to Debtor for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Debtor to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Debtor’s compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Debtor to deliver any instrument  or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iii) In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Secured Parties agrees to pay to the Collateral Agent, on demand, its pro rata share of all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Debtor.  In the case of this Security Agreement and each instrument and document relating to any of the Collateral, each of the Secured Parties and the Debtor hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

8. Miscellaneous.

(a) Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Debtor or Collateral Agent under this Security Agreement shall be directed as set forth below (or as the recipient thereof shall otherwise have directed in writing in accordance herewith) and shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (ii) when mailed, by registered or certified mail, postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when telecopied, upon confirmation of receipt.

Collateral Agent:
ZAGG, Inc.
3855 South 500 West, Suite B
Salt Lake City, UT 84115
Telephone: (801) 263-0699
Facsimile: (801) [_____________]
Attention: Robert G. Pedersen II

Debtor:
hZo, Inc.
3855 South 500 West, Suite J
Salt Lake City, UT 84115
Telephone:(801) 918-4343
Facsimile: (888) 291-8354
Attention: Robert G. Pedersen II

(b) Nonwaiver.  No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c) Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Collateral Agent, provided that if the Debtor issues additional Notes after the date hereof, any purchaser of such Notes may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a “Secured Party” for all purposes hereunder.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d) Assignment.  This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(e) Cumulative Rights, etc.  The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, or any of the Notes, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder.  Debtor waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(f) Expenses.  Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Collateral Agent in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Security Agreement.

(g) Entire Agreement.  This Security Agreement, each of the Notes, taken together and that certain Note and Warrant Purchase Agreement dated as of September 25, 2009 between the Company, Collateral Agent and the Secured Parties constitute and contain the entire agreement of Debtor, Secured Parties and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to conflicts of law rules.

(i) Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

(j) Termination of Security Interest.  Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Debtor Collateral shall revert to Debtor.  Upon such termination Collateral Agent hereby authorizes Debtor to file any UCC termination statements necessary to effect such termination and Collateral Agent will execute and deliver to Debtor any additional documents or instruments as Debtor shall reasonably request to evidence such termination.

[Signature page follows]

IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the day and year first above written.

DEBTOR:

HZO, INC.
a Delaware corporation

By:
                      Robert G. Pedersen II, President

Agreed and Accepted:

As Collateral Agent and Secured Party:

ZAGG, INC.
a Nevada corporation

By:
Name:
Title:

ATTACHMENT 1

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to the following property:

(i) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

(iii) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

(iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

(v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities (including of subsidiaries), whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor’s books relating to the foregoing;

(vi)           All other goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

(vi) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.